Exhibit 32
CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Granite Construction Incorporated (the “Company”) does hereby certify that, to such officers’ knowledge:
(i)The Annual Report on Form 10-K for the year ended December 31, 2023 of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in the Annual Report on Form 10-K fairly presents in all material respects the financial condition and results of operations of the Company as of and for the periods expressed in the Annual Report on Form 10-K.

Dated:	February 22, 2024	/s/ Kyle T. Larkin
Kyle T. Larkin
President and Chief Executive Officer (Principal Executive Officer)
Dated:	February 22, 2024	/s/ Elizabeth L. Curtis
Elizabeth L. Curtis
Executive Vice President and Chief Financial Officer (Principal Financial Officer)
A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Granite Construction Incorporated and will be retained by Granite Construction Incorporated and furnished to the Securities and Exchange Commission or its staff upon request.